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                                                                    Exhibit 4(b)

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                         SUPPLEMENTAL INDENTURE NO. 22

                                    BETWEEN

                             McDONALD'S CORPORATION

                                      AND

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                    Trustee

                      ------------------------------------

                          Dated as of __________, 1995

                      ------------------------------------

                           SUPPLEMENTAL TO INDENTURE
                           DATED AS OF MARCH 1, 1987

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                             MCDONALD'S CORPORATION
                         SUPPLEMENTAL INDENTURE NO. 22
                         DATED AS OF ____________, 1995
                                   SERIES OF
                          MEDIUM-TERM NOTES, SERIES E
                                  $584,662,000


    Supplemental Indenture No. 22, dated as of ____________, 1995, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee"),

                             W I T N E S S E T H :

    WHEREAS, The Company and the Trustee have executed and delivered an Indenture dated as of March 1, 1987 (the "Indenture").

    WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by its Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities as permitted by Sections 2.01 and 2.02 of the Indenture.

    WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                  ARTICLE ONE
                      RELATION TO INDENTURE; DEFINITIONS.

    SECTION 1.01. This Supplemental Indenture No. 22 constitutes an integral part of the Indenture.

    SECTION 1.02.  For all purposes of this Supplemental Indenture:
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          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in Exhibits A-H (as described below) attached hereto.

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 22; and

          (3) The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture.

                                  ARTICLE TWO
                         THE SERIES OF DEBT SECURITIES

     SECTION 2.01. (1) There shall be a series of Debt Securities issuable as Fully Registered Debt Securities or Unregistered Debt Securities (the "Notes") limited to an aggregate initial public offering price or purchase price of $584,983,000, or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Units as designated by the Company (the "Specified Currency"). The Notes issuable as Fully Registered Debt Securities (the "Registered Notes") shall be designated the "Medium-Term Notes, Series E Due from Nine Months to 60 Years from Date of Issue" and the Notes issuable as Unregistered Debt Securities (the "Unregistered Notes") shall be designated the "Medium-Term Notes, Series E Due from 184 Days to 60 Years from Date of Issue."

     (2) $84,662,000 of the $584,662,000 established hereunder shall replace the $84,662,000 remaining of the Company's Medium-Term Notes, Series D Due from Nine Months to Sixty Years from Date of Issue and Medium-Term Notes, Series D Due from 184 days to Thirty Years from Date of Issue which were established under Supplemental Indenture No. 18.

     (3) Each Note will bear interest either at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of Original Issue Discount Notes (as defined below), or at a floating rate (a "Floating Rate Note") or at a rate determined by reference to an Index (as defined below).

     SECTION 2.02. Fixed Rate Notes and Floating Rate Notes which are Registered Notes shall contain substantially the terms and provisions set forth in either the form of Series E Fixed Rate Registered Note or the form of Series E Floating Rate Registered Note attached hereto as Exhibits A and B, respectively, or such other forms of Registered Notes specified in an Officer's Certificate pursuant to duly adopted resolutions of the Board of Directors of the Company. All of the terms and provisions of such Registered Notes are hereby incorporated by reference herein.

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     SECTION 2.03.  (1) Fixed Rate Notes and Floating Rate Notes which are
Unregistered Notes shall contain substantially the terms and provisions set forth in one or more of the following forms: (i) Fixed Rate Temporary Global Note representing Medium-Term Notes, Series E, attached hereto as Exhibit C;
(ii) Floating Rate Temporary Global Note representing Medium-Term Notes, Series E, attached hereto as Exhibit D; (iii) Fixed Rate Permanent Global Note representing Medium-Term Notes, Series E, attached hereto as Exhibit E; (iv) Floating Rate Permanent Global Note, representing Medium-Term Notes, Series E, attached hereto as Exhibit F; (v) Series E Fixed Rate Bearer Note attached hereto as Exhibit G; (vi) Series E Floating Rate Bearer Note attached hereto as Exhibit H or (vii) such other forms of Unregistered Notes specified in an Officer's Certificate pursuant to duly adopted resolutions of the Board of Directors of the Company. All of the terms and provisions of such Unregistered Notes are hereby incorporated by reference herein.

     SECTION 2.04. If any provision of the Indenture or this Supplemental Indenture No. 22 limits, qualifies, or conflicts with another provision of a Note, such provision in such Note shall control.

     SECTION 2.05. In addition to the terms described in Sections 2.02 and 2.03, herein, respectively, a Registered Note or an Unregistered Note, as the case may be, shall contain the following terms to be specified in an Officer's
Certificate:

          (1) the principal amount and Specified Currency for such Note (and, if the Specified Currency is other than U.S. dollars, certain other terms relating to such Note and such Specified Currency, including the authorized denominations of such Note); (2) whether such Note is a Fixed Rate Note, Floating Rate Note or an Indexed Note (as defined below) as to which interest is determined by reference to an Index (as defined below); (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (4) the date on which such Note will be issued (the "Original Issue Date"); (5) the date on which such Note will mature (the "Stated Maturity"); (6) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15 in the case of a Registered Note, or February 15 and August 15 in the case of an Unregistered Note; (7) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread or Spread Multiplier, if any (all as defined in Sections 2.02 and 2.08 herein), and any other terms relating to the particular method of calculating the interest rate for such Note; (8) whether such Note is an Original Issue Discount Note (as defined below); (9) if such Note is an Indexed Note (as defined below), the manner in which the principal amount of the Note payable at Stated Maturity and/or the interest amount payable will be determined (other than as described in Section 2.08 hereof); (10) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions (other than the redemption and prepayment provisions specified in Sections 2.02 and
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     2.03 herein) relating to such redemption or repayment, including, in the case of an Original Issue Discount Note, Index Note or Amortizing Note (each as defined below), the information necessary to determine the amount due upon redemption or repayment; (11) if such Note is an Amortizing Note, information necessary to determine the repayment schedule, including the manner in which payments thereon will be applied to interest and the reduction of unpaid principal; and (12) any other terms of such Note not inconsistent with the provisions of the Indenture.

    SECTION 2.06. (1) The First National Bank of Chicago, ________________ is hereby initially appointed as Authenticating Agent, Registrar, Paying Agent and Calculation Agent with respect to the Registered Notes.

    (2) Morgan Guaranty Trust Company of New York, London Office, 60 Victoria Embankment, London, is hereby initially appointed as Authenticating Agent, Principal Paying Agent and Calculation Agent with respect to the Unregistered Notes.

    SECTION 2.07.  With respect to any Notes issued hereunder,

          (1) the term "Original Issue Discount Note" shall mean (a) a Note, including any such Note whose interest rate is zero, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its aggregate principal amount, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and (b) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes; and

          (2) the term "Yield to Stated Maturity" shall mean the yield to Stated Maturity, calculated at the time of issuance of the Notes or, if applicable, at the most recent redetermination of interest on such Notes and calculated in accordance with accepted financial practice.

     SECTION 2.08. (1) With respect to any Notes hereunder, the term "Indexed Note" shall mean a Note, the principal amount payable at Stated Maturity of which (the "Indexed Principal Amount") and/or the interest amount payable on which is determined by reference to a measure (the "Index") which will be related to (i) the rate of exchange between the Specified Currency for such Note and the other currency or composite currency (the "Indexed Currency") specified in such Indexed Note (such Indexed Note, "Currency Indexed Note"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Note, "Commodity Indexed Note"), (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Note, "Stock Indexed Note") or (iv) such other objective price or economic measures as are described in such Indexed Note.

     (2) Unless otherwise specified in an Indexed Note, interest on such Indexed Note will be payable by the Company based on the amount designated therein as the "Face Amount" of such Indexed Note. Such Indexed Note will describe whether the principal

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amount of such Indexed Note that would be payable upon redemption or repayment prior to Stated Maturity will be the Face Amount of such Indexed Note, the Indexed Principal Amount of such Indexed Note at the time of redemption or repayment, or another amount described in such Indexed Note.

     SECTION 2.09. With respect to any Notes hereunder, the term "Amortizing Note" shall mean any Note, payments in respect of which represent interest due and the reduction of unpaid principal as provided in such Amortizing Note.

     SECTION 2.10. Any interest on any Registered Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and Clause (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Notes are registered at the close of business on a special record date ("Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee (and any paying agent designated by the Company) in writing of the amount of Defaulted Interest proposed to be paid on each Registered Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or any paying agent designated by the Company an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or with any paying agent designated by the Company for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this
     SECTION 2.09 provided. Thereupon the Trustee or a paying agent designated by the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee or a paying agent designated by the Company of the notice of the proposed payment. The Trustee or a paying agent designated by the Company shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Registered Notes at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. The Trustee or a paying agent designated by the Company may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

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          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee or any paying agent designated by the Company of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee or any paying agent designated by the Company. Subject to the foregoing provisions of this Section, each Registered Note delivered under this Supplemental Indenture No. 22 upon transfer of or in exchange for or in lieu of any other Registered Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Registered Note.

     SECTION 2.11. (1) Any interest on any Unregistered Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Unregistered Note, shall be payable pursuant to such procedures as may be satisfactory to the Trustee or any paying agent designated by the Company in such manner that there is no discrimination between the Holders of Registered Notes and Unregistered Notes and notice of the payment date therefor shall be given by the Trustee or any paying agent, in the name and at the expense of the Company in the manner provided in Section 14.05 of the Indenture not more than 25 days and not less than 20 days prior to the date of the proposed payment.

    (2) Subject to the foregoing, each Unregistered Note delivered under this Supplemental Indenture No. 22 in exchange for or in lieu of any other Unregistered Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Unregistered Note.

                                 ARTICLE THREE
                                 MISCELLANEOUS

    SECTION 3.01. The recitals of fact herein and in the Notes shall be taken as statements of the Company and shall not be construed as made by the Trustee.

    SECTION 3.02. This Supplemental Indenture No. 22 shall be construed in connection with and as a part of the Indenture.

    SECTION 3.03. (1) If any provision of this Supplemental Indenture No. 22 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 22) by any of the provisions of Section 310 to 317, inclusive, of the said Trust Indenture Act, such required provisions shall control.

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    (2) In case any one or more of the provisions contained in this Supplemental
Indenture No. 22 or in the Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

    SECTION 3.04. Whenever in this Supplemental Indenture No. 22 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 22 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 3.05. (1) This Supplemental Indenture No. 22 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    (2) The descriptive headings of the several Articles of this Supplemental Indenture No. 22 were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 22 to be signed, acknowledged and delivered by its President, Vice Chairman and Chief Financial Officer or Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee, has caused this Supplemental Indenture No. 22 to be signed, acknowledged and delivered by one of its Assistant Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.



                              McDONALD'S CORPORATION

[CORPORATE SEAL]
                              By:
                                  -----------------------------
                                  Carleton D. Pearl
                                  Vice President and Treasurer


Attest:

- - -----------------------------

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Assistant Secretary

                                FIRST FIDELITY BANK, NATIONAL
                                ASSOCIATION, as Trustee

[CORPORATE SEAL]
                              By:
                                  -----------------------------
                                  Assistant Vice President



Attest:

- - -----------------------------
Authorized Officer

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STATE OF ILLINOIS
                                    SS:
COUNTY OF DuPAGE



          On the ______ day of ________________________, in the year one thousand nine hundred ninety-five, before me appeared Carleton Day Pearl to me personally known, who, being by me duly sworn, did say that he resides in Chicago, Illinois, that he is a Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



- - -----------------------------
Notary Public



STATE OF PENNSYLVANIA
                                    SS:
COUNTY OF



          On the ______ day of __________________________, in the year one thousand nine hundred ninety-five, before me appeared ____________________ to be personally known, who, being by me duly sworn, did say that he resides at ___________________________________________, that he is an Assistant Vice
President of FIDELITY BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



- - -----------------------------
Notary Public

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BRA\MISC\MTN\SERIES-E\SUPP22.DOC

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